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                                                                    Exhibit 21.1

Exhibit 21.1 Subsidiaries of Registrant Coaxial LLC.


                           Jurisdiction of Incorporation
Name                            or Organization            % Ownership Interest
----                            ---------------            --------------------

Coaxial Communications
of Central Ohio, Inc.                 Ohio                           67.5%